LICENSE AGREEMENT

                                TABLE OF CONTENTS

PREAMBLE TO LICENSE AGREEMENT

ARTICLES

I. ................................................................. DEFINITIONS
II. ............................................. IMPROVEMENTS AND CONSULTATIONS
III. ..................................................... LICENSES AND RELEASES
IV. ............................................ ROYALTIES, PAYMENTS AND RECORDS
V. ..................................................... OBLIGATIONS OF LICENSEE
VI. ......................................................... KEEPING OF RECORDS
VII. ............... GOVERNMENT CLEARANCE, PUBLICATION, OTHER USE, EXPORT DUTIES
VIII. ............................................. ENFORCEMENT AND INFRINGEMENT
IX. ....................................................... TERM AND TERMINATION
X. ...................................... TRANSFERABILITY OF RIGHTS AND LICENSES
XI. .............................................. DISCLAIMER OF PATENT WARRANTY
XII. ................................................................. INDEMNITY
XIII. ......................................................... NON USE OF NAMES
XIV. ................................................................. JUDGMENTS
XV. ............................................................ PATENT MARKINGS
XVI. .................................................. ATTORNEYS FEES AND COSTS
XVII. .................................................................. NOTICES
XVIII. .................................................................. WAIVER
XIX. .................................................................... TITLES
XX. .................................................................. SEVERANCE
XXI. .......................................................... ENTIRE AGREEMENT
XXII. ........................................................ SURVIVAL OF TERMS

                                                          LASER ENERGETICS, INC.
                                                          CONFIDENTIAL
                                                          DATE: 12-21-95
                                                                         /s/ RDB


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                       LICENSE AGREEMENT for TASK ORDER #1

PREAMBLE TO LICENSE AGREEMENT

      This license agreement goes into effect upon the completion of research and development of Task Order #1 issued to UCF by LEI named ________________ Solid State 193nm Laser using ________________ and/or Rods.

      This Agreement is made by and between the Research Foundation of the University of Central Florida on and behalf of the University of Central Florida, and having an address and place of business at 4000 Central Florida Blvd., Orlando, Florida, (hereinafter "UCF") and Laser Energetics, Incorporated, a Florida corporation having an office and place of business at 7 Goldenrod Court, Hamilton Township, New Jersey 08690 (hereinafter "LICENSEE").

      WHEREAS, UCF and LEI will be the owners of the future invention titled "________________ Solid State ________________ Lasers at 193 nm" and own all
rights, title, and interest to Patent Rights, as hereinafter defined, pertaining to such invention; and technical know-how is retained by Dr. Martin Richardson of the Laser Plasma Laboratory (LPL) at the Center for Research and Education in Optics and Lasers (CREOL),

      WHEREAS, UCF has the right to grant licenses to the foregoing invention, and wishes to have the invention utilized in the public interest; and

      WHEREAS, UCF is willing to grant a license to LICENSEE to the invention and related Patent Rights and Subject Technology, as hereinafter defined under the same and conditions hereinafter set forth;

      WHEREAS, UCF and LICENSEE recognize the Task Order Research Agreement governing the research under which this License Agreement has been issued;

      NOW, THEREFORE, in consideration of the premises and mutual covenants of this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

For the purpose of this Agreement:

A. "Subject Technology", shall mean the invention entitled, "________________ Solid State ________________ Lasers at 193 nm" to be built as described in Task Order #1 attached to this document and unpublished " know how" directly related to said inventions and to Patent Rights, as herein defined, and all alterations or improvements to the invention.

B. "Patent Rights" shall mean any and all United States and foreign patent applications now or hereafter filed with respect of the Subject Technology and any patent now issued or hereafter issuing on any such patent applications, as well as substitutes, continuations, divisions, continuations-in-part, or reissues thereof.

C. "Licensed Product" shall mean any product, process or use thereof (a) which utilizes the Subject Technology; (b) which is covered by an unexpired claim contained in the Patent Rights in the country in which the Licensed Product(s) is made, used, sold or transferred; (c) which is manufactured by using a process which is covered in an unexpired claim contained in the Patent Rights in the country in which the Licensed Product(s) is made, used, sold or transferred; or
(d) the use of which is

                                                          LASER ENERGETICS, INC.
                                                          CONFIDENTIAL
                                                          DATE: 12-21-95
                                                                         /s/ RDB


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covered in an unexpired claim contained in the Patent Rights in the country in which the Licensed Product(s) is made, used, sold, or transferred.

D. "Technical Information" means information concerning methods, processes, materials and other information useful in manufacturing, assembling and/or using _________ and/or _________ lasing devices.

E. "Gross Sales" shall mean LICENSEE's total invoiced billing for sales of _________ lasing devices. Licensed Products shall be considered "sold" when invoiced. No deductions shall be made for commissions paid to individuals or employees of LICENSEE, nor for the cost of collection.

F. "Field of Use" shall mean _________ lasing at a wavelength of 193 nm, and the range of tunability associated with the _________ of this laser.

G. "Territory" shall mean the entire world.

H. "Sales" shall mean any sale, transfer, lease, license, permission to use or other transfer of right or possession or other conveyance by Licensee of Licensed Product or Subject Technology.

                                   ARTICLE II
                          IMPROVEMENTS AND CONSULTATION

A. It is contemplated that UCF may, from time-to-time, make improvements to the Licensed Products. Such improvements will be promptly disclosed to the Office of Technology Transfer at UCF, and to the LICENSEE, and LICENSEE will advise UCF within ninety (90) days of such disclosure whether LICENSEE desires to incorporate such improvements into the Licensed Products sold or otherwise disposed of by LICENSEE.

B. LICENSEE will maintain such improvements as confidential until advised otherwise by UCF.

C. In the event that LICENSEE desires to incorporate such improvements, LICENSEE will, at its own expense, file for patent protection on UCF's behalf of such improvements in the United States and in any other countries in which the Licensed Product is manufactured for LICENSEE.

D. All patents on improvements invented by UCF shall be assigned to UCF or to an assignee designated by UCF. For any improvements which LICENSEE files and pays for at least a United States patent application, the royalty addressed in
Article IV below shall not be increased.

E. If LICENSEE subsequently elects to incorporate such improvements on the Licensed Product materials, but elects not to file for patent protection as contemplated by paragraphs C above, the royalty rates set forth in Article IV will be subject to re-negotiation and an equitable increase to reflect development cost of such improvements and the costs associated with obtaining patents thereon.

F. If LICENSEE or any sublicensees of LICENSEE develop improvements in Subject Technology, LICENSEE agrees to disclose and submit such improvements to UCF for its review.

G. LICENSEE agrees to pay for all foreign filings and related patents filed on Subject Technology.

H. LICENSEE, to the extent it has the right to do so, agrees to grant to UCF a nonexclusive license under such patents to make, have made, ("shop rights") the Licensed Products, incorporating such improvements for research purposes.


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                                   ARTICLE III
                              LICENSES AND RELEASES

A. UCF hereby grants to LICENSEE and LICENSEE accepts from UCF, under the terms and conditions herein specified, an exclusive license to make, have made, use and sell Licensed Products, with the right to sublicense throughout the world, on terms at least as restrictive as those provided herein. Such license is worldwide and shall remain in effect, on a country by country basis, for the duration of this agreement. Notwithstanding the foregoing, LICENSEE's rights and license shall be subject to the rights of the U.S. Government pursuant to any funding agreement between UCF and the U.S. Government.

B. LICENSEE shall have the right to sublicense parts of Subject Technology with terms that are at least as favorable to UCF as contained in this agreement. A copy of each sublicense shall be provided to UCF. Should this Agreement be terminated for any reason, LICENSEE agrees to assign all such sublicenses directly to UCF.

C. The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise, as to any technology not part of the Patent Rights licensed hereunder in the specified field of use.

D. LICENSEE agrees that the Licensed Products leased or sold in the defined territory shall be manufactured as much as possible in the State of Florida.

                                   ARTICLE IV
                         ROYALTIES, PAYMENTS AND REPORTS

A. LICENSEE agrees to pay to The Research Foundation of the University of Central Florida a royalty of 6% of Gross Sales of Licensed Products. This royalty is to be distributed according to the policies of UCF.

B. LICENSEE agrees to make written reports of all Sales to UCF within fifteen
(15) days after the last day of each six - month interval during the life of this Agreement. The first such report shall be due six months after the date of this Agreement. The obligation to make these reports shall terminate on the expiration date of this Agreement, except as to Sales or other dispositions or manufacturing prior to such date of expiration. LICENSEE shall make such reports even if there have been no Sales, or if no royalties are due to UCF for the reporting period. Reports shall include but not be limited to the following:

      (1) total invoiced billings for all Sales

      (2) total royalties due UCF

      (3) names and addresses of sublicensees.

C. Royalty payments are due and payable concurrently with reports of Sales.

D. In the event that any payment of royalties due from LICENSEE under this Agreement is for any reason not paid when due, i.e. , fifteen (15) days after the end of each six month interval, LICENSEE shall pay to UCF interest on such overdue payment during the period commencing fifteen (15) days from such due date until the date that such overdue payment is actually made to UCF, the rate of interest being equal to three percent (3%) above the highest commercial prime rate of the Sun Bank, N.A., Alafaya/HWY. 50, Orlando, Florida in effect on the date the payment first became due.


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E. All payments made as a result of this Agreement shall be paid in United
States Dollars in Orlando, Florida, or at such other place as UCF may reasonably designate consistent with the applicable controlling laws and regulations in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Sun Bank, N.A., on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

                                    ARTICLE V
                             OBLIGATIONS OF LICENSEE

LICENSEE UCF agrees to diligently pursue the development of the invention according to the following due diligence requirements:

A. In the event royalties payable to UCF under this Agreement for the calendar year ending December 31, 1996, do not equal or exceed Three Thousand Dollars ($3,000.00), or if the royalties payable to UCF during the calendar year ending December 31, 1997 do not equal or exceed Ten Thousand Dollars ($10,000.00), or if the royalties payable to UCF during the calendar year ending December 31, 1998, or any subsequent year thereafter during the term of this Agreement do not equal or exceed Twenty Thousand Dollars ($20,000.00), UCF shall have the right, upon sixty (60) days notice, to discontinue the license granted in Article III. LICENSEE may however, maintain the exclusive character of its license, notwithstanding any such notice from UCF, if it shall, prior to expiration of the sixty (60) day notice period, pay to UCF a sum which, when added to the royalties payable for the year in question, totals the minimum amount due for that year as set forth above. Failure of UCF to give the notice provided in reference to any given year or years shall not constitute a waiver of the right to give such notice in reference to any subsequent year.

B. Licensee agrees to use its best efforts to have the subject technology cleared for marketing in those countries in which LICENSEE intends to sell Licensed Products by responsible government agencies requiring such clearance. LICENSEE agrees to concurrently file the necessary data which may be required prior to approval. If and when this agreement is terminated for any reason whatsoever, LICENSEE shall assign its full interest and title in such market clearance application, including all associated data to UCF at no cost to UCF.

C. Failure by LICENSEE to comply with the provisions of this agreement shall result in UCF having the right to convert any exclusive license to a non-exclusive license or to cancel the license upon sixty (60) days notice. This would include a reversion of rights to all relevant materials, research information and technology including patent rights, transferred by LICENSEE to UCF.

                                   ARTICLE VI
                               KEEPING OF RECORDS

A. LICENSEE shall keep complete, true, and accurate books of accounts and other records containing all particulars which may be necessary to ascertain and properly verify such Sales. Upon UCF's request, but no less than 1 business day, LICENSEE shall permit an independent Certified Public Accountant selected by UCF and at UCF's expense (except one to whom LICENSEE has some reasonable objection) to have access during ordinary business hours to such of LICENSEE's records as may be necessary to determine, in respect of any three (3) month period ending not more than five (5) years prior to the date of such request, the correctness of any report made under this Agreement. Nothing herein shall be construed to limit the authority of the State Comptroller or Auditor of Florida or any similar official.

B. In the event that any examination or audit of conducted pursuant to this
Article V shall indicate an underpayment in royalties due UCF in an amount greater than five percent (5%), LICENSEE


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agrees to reimburse UCF for any and all expenses incurred by the approved accountant in conducting the examination or audit.

                                   ARTICLE VII
           GOVERNMENT CLEARANCE, PUBLICATION, OTHER USE, EXPORT DUTIES

A. LICENSEE agrees that the right of publication of the Subject Technology shall reside in the inventor and other staff of UCF. UCF shall provide a copy of each publication at the time of submission for pre-publication review according to the procedure described in Article 5.3.e. of the Task Order Research Agreement. Such review will be in no way construed as a right to restrict such publication, unless the material provided to LICENSEE is proprietary to LICENSEE as defined under Article 5.0, Proprietary Material, Confidentiality, and Use of Data, of the Task Order Research Agreement.

B. It is agreed that notwithstanding any provisions herein, UCF is free to use the Subject Technology and Patent Rights for its own educational, teaching, and research purposes without restriction and without payment of royalties or other fees;

C. This Agreement is subject to, and LICENSEE will comply with, all of the United States laws and regulations controlling the export of technical data, laboratory prototypes, and other commodities and technology which may be applicable.

D. LICENSEE shall be solely responsible for the payment and discharge of any taxes or duties relating to any transaction of LICENSEE, its employees, contractors, or agents, in connection with the manufacture, use, or sale in any country of Licensed Product(s).

E. LICENSEE shall be solely responsible for obtaining all approvals, such as, for example, Underwriters Laboratory (U.L.) approval for Licensed Products, necessary or advisable for sale or use of Licensed Products in the United States and throughout the world.

F. LICENSEE agrees to comply with all applicable laws and regulations in the manufacture, sale and delivery of Licensed Products, including, but not limited to, FCC regulations, Import/Export regulations and the antitrust laws of the United States.

                                  ARTICLE VIII
                          ENFORCEMENT AND INFRINGEMENT

A. While and as long as its license under this Agreement remains exclusive, LICENSEE is empowered:

                  1) to bring suit in its own name or, if required by law,
                     jointly with UCF, at its own expense and on its own behalf, for infringement of the invention and/or Licensed Patents;

                  2) in any such suit, to enjoin infringement and to collect for its use, damages, profits and awards of whatever nature recoverable for such infringement and or civil action;

                  3) to settle any claim or suit for infringement of invention and/or Licensed Patents by granting the infringing party a sublicense under the provisions of Article III of this Agreement.

B. In the event UCF shall bring to the attention of LICENSEE any trade secret and/or unlicensed infringement of the Licensed Patents, and LICENSEE shall not, within six (6) months:

                  1) secure cessation of the infringement, or


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                  2) enter suit against the infringer, or

                  3) provide UCF with evidence of the pendency of a bona fide negotiation for the acceptance by the infringer of a sublicense under the Licensed Patents,

then UCF shall have the right to sue for infringement at UCF's own expense and to collect for its own use all damages, profits, and awards of whatever nature recoverable for such infringement, and the License herein granted shall forthwith become null and void.

C. LICENSEE shall indemnify and hold UCF harmless from any and all damages, losses, liability, and costs resulting from a charge of infringement or civil action attributable to the invention. This liability shall extend to sublicensees in that the sublicensees shall indemnify and hold harmless UCF in all infringement or civil action.

D. To the extent authorized under the laws and constitution of the State of Florida, UCF shall hold LICENSEE harmless from any and all damages, losses, liability, and costs resulting from a charge of infringement or civil action attributable to the invention.

E. In any infringement suit instituted by either party to enforce the Patent Rights, the other party hereto shall at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like.

F. LICENSEE shall have the sole right in accordance with the terms and provisions herein to sublicense any alleged infringer under the Patent Rights for future infringements.

                                   ARTICLE IX
                              TERM AND TERMINATION

A. Unless previously terminated in accordance with the provision of this Article IX, this Agreement shall terminate at midnight on December 31, 2005. The term of this Agreement may be extended by LICENSEE upon written application to UCF at least ninety (90) days prior to the expiration of this Agreement. Any extension of this Agreement shall be subject to renegotiation of the royalty provision set forth in Article IV hereof.

B. LICENSEE shall have the right to terminate the license granted herein under the invention and License Patents by written notice to UCF at least six (6) months prior to the date such termination is to take effect, but other rights granted herein to shall remain in full force and effect.

C. Should LICENSEE fail to pay UCF royalties due and payable hereunder, UCF shall have the right to terminate this Agreement on thirty (30) days notice, unless LICENSEE shall pay UCF, within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate. LICENSEE may terminate this Agreement by giving UCF written notice at least ninety (90) days prior to such termination, and thereupon terminate the manufacture, use, or sale of Licensed Products

D. Any termination of this Agreement hereunder shall not relieve LICENSEE from its obligation under Article IV hereof to make a terminal report or from its liability for payment of royalties on Licensed Products sold or otherwise disposed of hereunder prior to the date of such termination, and shall not prejudice the right of UCF to recover any royalty or interest due or accrued at the time of such termination and shall not prejudice any cause of action or claim of UCF accrued or to accrue on account of any breach or default by LICENSEE.


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E. Any termination of this Agreement hereunder shall not prejudice the right of
UCF to conduct a final audit of the books and records of LICENSEE in accordance with the provisions of Article VI hereof.

F. In the event an order for relief is entered against LICENSEE under the Federal Bankruptcy Code, or an order appointing a receiver for substantially all of LICENSEE's assets is entered by a court of competent jurisdiction, or LICENSEE makes an assignment for the benefit of creditors, or a levy of execution is made upon substantially all of the assets of LICENSEE and such levy is not quashed or dismissed within thirty (30) days, this Agreement shall automatically terminate effective on the date of such order or assignment or, in the case of such levy, the expiration of such thirty day period; provided, however, that such termination shall no way impair or prejudice any right or remedy that UCF might have under this Agreement.

G. No failure by either Party to insist upon strict performance of any of the provisions hereof, nor either Party's failure or delay in exercising any rights or remedies provided herein or by law, shall be deemed a waiver of any rights of either Party to insist upon strict performance hereof or of either Party's rights or remedies under this License Agreement or law, and shall not operate as a waiver of any of the provisions hereof.

                                    ARTICLE X
                     TRANSFERABILITY OF RIGHTS AND LICENSES

A. The obligations of LICENSEE hereunder, including the obligations to make reports and pay royalties, shall ran in favor of the successors, assignees, or other legal representatives of UCF.

B. LICENSEE's rights under this Agreement and the license herein granted shall pass to any receiver for the benefit of the creditors of LICENSEE and to any receiver of its assets, or to any person or corporation succeeding to its entire business and goodwill in Licensed Products as the result of sale, consolidation, reorganization, or otherwise, provided any such assignee, receiver, person, or corporation shall without delay, accept in writing the provisions of this Agreement and agree to become in all respects bound thereby in the place and stead of LICENSEE, but shall not otherwise be transferred without written consent of UCF.

                                   ARTICLE XI
                          DISCLAIMER OF PATENT WARRANTY

A. UCF does not warrant that any invention which may be the subject of a patent application licensed hereunder will be patentable.

B. Nothing contained in this Agreement shall be construed as a warranty or representation that the use of Technical Information or any inventions of any patent applications or patents licensed hereunder will be free from infringement of patents of third parties.

C. Nothing contained in this Agreement shall be construed as an obligation of UCF to bring or to prosecute actions or suits against third parties for infringement of any patent, or as an obligation by UCF to defend any actions brought by any third party(s) alleging infringement of or claims of damages in respect to any patent of such third party(s).

D. In the event LICENSEE should be required to defend itself against any infringement claims, actions or suits of any third party(s) as a consequence of LICENSEE's use of any Technical Information furnished by UCF hereunder, UCF shall provide at LICENSEE request up to ten (10) man-days of UCF's time for consultation with UCF's technical and patent experts at in respect to


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each infringement claim, action or suit in which LICENSEE may become involved during this Agreement.

E. Such consultation shall be without additional charge to LICENSEE except for payment of any travel and Living expenses incurred by UCF in attending any meeting or consultation at the request of LICENSEE.

F. UCF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND VALIDITY OF PATENT RIGHTS CLAIMS ISSUED OR PENDING. FURTHER, UCF MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, THAT THE USE OF THE INVENTION WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF A THIRD PARTY.

                                   ARTICLE XII
                                    INDEMNITY

A. LICENSEE shall indemnify, defend and hold the State of Florida, the Board of Regents of Florida, the State University System of Florida, UCF, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys' fees, arising out of the death or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from utilization of the Patent Rights in the production, manufacture, sales, use, lease, consumption or advertisement of the Licensed Products by LICENSEE and its sublicensees or arising from any obligations of LICENSEE hereunder, except for any claims or expenses arising out of the negligence or willful misconduct of UCF or its officers, agents or employees. The parties agree that UCF's liability shall be subject to the limitations defined in Florida Statutes 95.11, 111.07, 607.0850, 607.1621, 608.404,
608.4363, 768.28, 768.30.

B. UCF shall have no obligation, expressed or implied, to supervise, monitor, review, or otherwise assume responsibility for the production, manufacture, testing, marketing, or sale of any Licensed Product.

C. UCF shall have no liability whatsoever related to LICENSEE or any third party activities for or on account of any injury, loss, or damage, of any kind or nature, sustained by, or any damage assessed or asserted against, or any other liability incurred by or imposed upon LICENSEE or any other person or entity, arising out of or in connection with or resulting from

      (1) the production, use or sale of any Licensed Product

      (2) the use of any Subject Technology

      (3) any advertising or other promotional activities with respect to any of the foregoing

                                  ARTICLE XIII
                                NON-USE OF NAMES

A. LICENSEE shall not use the name of UCF, or any trademark, trade device, service mark, symbol, or any abbreviation, contraction, or simulation thereof, owned by UCF, nor the names of any office employees, or any adaptation thereof, in any advertising, promotional, or sales literature without prior written consent obtained from an authorized officer of UCF in each case, which consent shall not be unreasonably withheld.

B. LICENSEE may state that it is licensed by UCF under one or more of the patents and/or patent applications comprising the Patent Rights. Failure by LICENSEE to comply with this restriction


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shall be deemed cured it the offending use is terminated within ninety (90) days of LICENSEE receipt of a written notice from UCF.

                                   ARTICLE XIV
                                    JUDGMENTS

A. If, in any proceeding in which the validity or infringement of any of the aforesaid licensed claims is in issue, a judgment or decree is entered which becomes not further reviewable through the exhaustion of all permissible applications for rehearing or review by a superior tribunal (hereinafter referred to as an "irrevocable judgment"), the construction placed upon any such claim by any such irrevocable judgment shall be thereafter followed not only as to such claim but as to all claims to which such construction applies, with respect to acts occurring thereafter; and, if such irrevocable judgment holds any claim invalid, LICENSEE shall be relieved thereafter from including in its reports hereunder Licensed Products sold thereafter where there is royalty liability only by reason of such claim or any other claim in which such irrevocable judgment is applicable, and from the performance of those other acts which may be required by this Agreement only because of such claim; the decision of the higher tribunal shall be followed until the less favorable decision has been followed by the irrevocable judgment of another tribunal of at least equal dignity.

                                   ARTICLE XV
                                 PATENT MARKINGS

A. LICENSEE agrees to mark all Licensed Products sold or otherwise disposed of by it under this Agreement with the words "Patent" and the number or numbers of the Licensed Patent applicable thereto on the packaging.

                                   ARTICLE XVI
                             ATTORNEY FEES AND COSTS

A. In any action brought to enforce any provision of this Agreement, the prevailing party shall be entitled to reimbursement of all reasonable attorney fees and costs associated with such action. Such reimbursement shall not apply to any action or portion thereof directed solely to the issue of validity of one or more claims of the Licensed Patents, except that the court hearing such action shall not be precluded from awarding attorney fees and costs as it deems appropriate.

                                  ARTICLE XVII
                                     NOTICES

A. All notices provided for in this Agreement shall be given in writing and shall be effective when either (1) served by personal delivery or (2) deposited, postage prepaid, as Registered or Certified Mail addressed to the parties respectively at the following addresses:

On behalf of LICENSEE:
Mr. Robert Battis
Laser Energetics, Inc.
7 Goldenrod Court
Hamilton Township, New Jersey 08690


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As to the University of Central Florida:
Office of Technology Transfer
Research and Graduate Studies
12424 Research Parkway Suite 256
Orlando, Florida 32817

or to other such address or addresses as LICENSEE or UCF respectively, may later fix by written notice to the other.

                                  ARTICLE XVIII
                                     WAIVER

A. The failure of a party in any instance to insist upon the strict performance of the terms of this Agreement shall not be construed to be a waiver or relinquishment of any of the terms of this Agreement, either at the time of the party's failure to insist upon strict performance or at any time in the future, and such term or terms shall continue in full force and effect.

                                   ARTICLE XIX
                                     TITLES

A. All titles and article headings contained in this Agreement are inserted only as a matter of convenience and reference. They do not define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

                                   ARTICLE XX
                                    SEVERANCE

A. Each clause of this Agreement is a distinct and severable clause and if any clause is deemed illegal, void, or unenforceable, the validity, legality, or enforceability of any other clause or portion of this Agreement will not be affected thereby.

                                   ARTICLE XXI
                                ENTIRE AGREEMENT

A. This Agreement contains the entire and only agreement between the parties, and it supersedes all preexisting agreements between such parties.

B. This agreement merges all prior discussions between the parties and neither party shall be bound by conditions, definitions, warranties, understandings, or representations regarding the invention unless otherwise provided in this agreement or as otherwise provided later in writing and signed by the authorized agents of the parties.

C. This agreement can be modified or amended only by written agreement duly signed by persons authorized to sign agreements on behalf of the parties.

                                  ARTICLE XXII
                                SURVIVAL OF TERMS

A. The provisions of Articles I, II, VII, X, XI, XII, XIII, XIV, XVII, XVIII, XIX, and XXII shall survive the expiration or termination of this Agreement.

This Agreement shall be interpreted in accordance with the laws of the State of Florida.


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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their duly authorized officers or representatives effective as of the date first written below.

University of Central Florida                       Laser Energetics, Inc.


/s/ Diane M. Jacobs                                 /s/ Mr. Robert Battis
------------------------------------------------    ----------------------------
Diane M. Jacobs                                     Mr. Robert Battis
Vice President for Research and Graduate Studies    President & CEO

Date: 12/20/95                                      Date: 12/21/95
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